                                  EXHIBIT 99.1
                                      TO
                                     8K OF

                                TEAMSTAFF, INC.

                          AUDITED FINANCIAL STATEMENTS
                           FOR THE FISCAL YEARS ENDED
                      DECEMBER 31, 1996 AND 1997, TOGETHER
                                 WITH REPORT OF
                               GRANT THORNTON LLP
                            INDEPENDENT ACCOUNTANTS




                                    5 of 42

                                                                    Exhibit 99.1

               Report of Independent Certified Public Accountants


Board of Directors
TeamStaff Companies, Inc.
  and Affiliated Companies


We have audited the accompanying combined balance sheets of TeamStaff Companies, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the related combined statements of operations, shareholders' deficit and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of TeamStaff Companies, Inc. and Affiliated Companies as of December 31, 1997 and 1996, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                             Grant Thornton LLP

Tampa, Florida
April 24, 1998


                                    6 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                             COMBINED BALANCE SHEETS



                                                                                       December 31,
                                                                                ---------------------------
                                        ASSETS                                     1997            1996
                                                                                -----------     -----------
CURRENT ASSETS
  Cash                                                                          $   861,932     $    50,568
  Accounts receivable, net of allowance for doubtful accounts of $-0- and
    $45,556, respectively                                                         2,680,260       2,035,504
  Notes receivable from shareholders                                                338,382         321,570
  Due from voluntary employees' beneficiary association                                  --         145,511
  Deposits with workers' compensation insurer                                       333,703          75,000
  Restricted certificate of deposit pledged to workers' compensation insurer             --         900,000
                                                                                -----------     -----------
               Total current assets                                               4,214,277       3,528,153

FURNITURE, FIXTURES AND EQUIPMENT, net                                              239,076         171,325
NOTE RECEIVABLE FROM SHAREHOLDER                                                  1,800,000       1,800,000
OTHER ASSETS                                                                        314,318         388,447
                                                                                -----------     -----------

               Total assets                                                     $ 6,567,671     $ 5,887,925
                                                                                ===========     ===========

                         LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES
  Book overdraft in bank account                                                $        --     $   620,182
  Accounts payable and accrued expenses                                             795,739         164,576
  Accrued salaries, wages and payroll taxes                                       3,447,981       2,115,042
  Accrued workers' compensation claims                                              462,115         856,229
  Current maturities of note payable                                                 33,326              --
  Current maturities of notes payable to shareholders                               847,000         689,000
  Other liabilities                                                                  15,310         131,000
                                                                                -----------     -----------
                Total current liabilities                                         5,601,471       4,576,029

ACCRUED WORKERS' COMPENSATION CLAIMS                                                400,000         441,668
NOTES PAYABLE TO SHAREHOLDERS, less current portion                               2,300,000       2,300,000
NOTE PAYABLE, less current portion                                                   55,563              --
CLIENT DEPOSITS                                                                      33,850          41,546

COMMITMENTS AND CONTINGENCIES                                                            --              --

SHAREHOLDERS' DEFICIT
  Preferred stock                                                                 1,800,000       1,800,000
  Common stock                                                                       46,800          46,800
  Additional paid-in capital                                                      1,776,704       1,776,704
  Accumulated deficit                                                            (5,446,717)     (5,094,822)
                                                                                -----------     -----------
               Total shareholders' deficit                                       (1,823,213)     (1,471,318)
                                                                                -----------     -----------

               Total liabilities and shareholders' deficit                      $ 6,567,671     $ 5,887,925
                                                                                ===========     ===========

        The accompanying notes are an integral part of these statements.


                                    7 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                        COMBINED STATEMENTS OF OPERATIONS



                                                     Year Ended December 31,
                                              -------------------------------
                                                  1997              1996
                                              -------------     -------------
Revenues                                      $ 105,246,022     $  76,026,835

Direct costs:
  Salaries and wages of worksite employees       90,099,908        64,498,444
  Benefits and payroll taxes                     11,847,485        10,135,880
                                              -------------     -------------
     Total direct costs                         101,947,393        74,634,324
                                              -------------     -------------

Gross profit                                      3,298,629         1,392,511

Operating expenses:
  Administrative personnel                        1,953,141         1,686,942
  General and administrative expenses             1,834,147         1,801,962
                                              -------------     -------------
     Total operating expenses                     3,787,288         3,488,904
                                              -------------     -------------
Loss from operations                               (488,659)       (2,096,393)

Other income (expense):
  Interest, net                                     (46,769)          (84,595)
  Other                                             183,533            71,982
                                              -------------     -------------
     Total other income (expense)                   136,764           (12,613)
                                              -------------     -------------

     NET LOSS                                 $    (351,895)    $  (2,109,006)
                                              =============     =============

        The accompanying notes are an integral part of these statements.


                                    8 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                   COMBINED STATEMENT OF SHAREHOLDERS' DEFICIT
                     Years ended December 31, 1997 and 1996


                                                                  Additional
                                     Preferred        Common        paid-in      Accumulated
                                       stock          stock         capital        deficit          Total
                                    -----------    -----------    -----------    -----------     -----------

Balances at December 31, 1995       $        --    $    46,800   $  1,776,704    $(2,985,816)    $(1,162,312)

Issuance of preferred stock of
  TeamStaff V, Inc.                   1,800,000             --             --             --       1,800,000

Net loss                                     --             --             --     (2,109,006)     (2,109,006)
                                    -----------    -----------    -----------    -----------     -----------

Balances at December 31, 1996         1,800,000         46,800      1,776,704     (5,094,822)     (1,471,318)

Net loss                                     --             --             --       (351,895)       (351,895)
                                    -----------    -----------    -----------    -----------     -----------

Balance at December 31, 1997        $ 1,800,000    $    46,800    $ 1,776,704    $(5,446,717)    $(1,823,213)
                                    ===========    ===========    ===========    ===========     ===========

         The accompanying notes are an integral part of this statement.


                                    9 of 42

                TeamStaff Companies Inc. and Affiliated Companies
                        COMBINED STATEMENTS OF CASH FLOWS


                                                                       Year ended December 31,
                                                                     ---------------------------
                                                                        1997            1996
                                                                     -----------     -----------
Increase (decrease) in cash
Cash flows from operating activities:
  Net loss                                                           $  (351,895)    $(2,109,006)
  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
      Depreciation and amortization                                       83,753          68,898
      Changes in assets and liabilities:
        Accounts receivable                                             (644,756)       (852,012)
        Notes receivable from shareholders                               (16,812)     (1,853,209)
        Due from voluntary employees' beneficiary
           association                                                   145,511        (549,824)
        Deposit with workers' compensation insurer                      (258,703)             --
        Other assets                                                      73,281          35,066
        Accounts payable and accrued expenses                            631,163        (136,710)
        Accrued salaries, wages and payroll taxes                      1,332,939         750,747
        Accrued workers' compensation claims                            (435,782)        682,681
        Other liabilities                                               (115,690)        (16,679)
        Client deposits                                                   (7,696)         10,558
                                                                     -----------     -----------
               Net cash  provided by (used in) operating
                 activities                                              435,313      (3,969,490)

Cash flows from investing activities
  Purchase of furniture, fixtures and equipment                         (150,656)        (70,787)
  Restricted certificate of deposit                                      900,000              --
                                                                      -----------     -----------
               Net cash provided by (used in) investing activities       749,344         (70,787)

Cash flows from financing activities:
  Proceeds from notes payable to shareholders                            158,000       2,308,000
  Proceeds from note payable                                             100,000              --
  Payments of notes payable to shareholders                                   --        (186,292)
  Payments of note payable                                               (11,111)             --
  Net change in book overdraft in bank account                          (620,182)       (104,770)
  Proceeds from issuance of preferred stock                                   --       1,800,000
                                                                     -----------     -----------
               Net cash provided by (used in) financing
                 activities                                             (373,293)      3,816,938
                                                                     -----------     -----------

Net increase (decrease) in cash                                          811,364        (223,339)

Cash at beginning of year                                                 50,568         273,907
                                                                     -----------     -----------
Cash at end of year                                                  $   861,932     $    50,568
                                                                     ===========     ===========

Supplemental cash flow information:
  Cash paid for interest                                             $   276,889     $    84,595
                                                                     ===========     ===========

        The accompanying notes are an integral part of these statements.


                                    10 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

TeamStaff Companies, Inc. and Affiliates (collectively referred to as "the Company" or "TeamStaff") are professional employer organizations ("PEO") which provide professional employer services through its service arrangements with its clients. The Company provides human resource management services, including payroll processing, personnel administration, employee benefits administration, workers' compensation insurance coverage and claims management, risk management, and other human resource services. The Company earns a fee for providing human resource services, generally computed as a percent of gross wages of payroll processed. The majority of the Company's clients are located in the State of Florida.

The following are the significant accounting policies followed by the Company in preparing its combined financial statements.

1. Principles of Combination

The accompanying combined financial statements of TeamStaff Companies, Inc. and Affiliated Companies include the accounts of The TeamStaff Companies, Inc., TeamStaff, Inc., TeamStaff II, Inc., TeamStaff III, Inc., TeamStaff IV, Inc., TeamStaff V, Inc., TeamStaff U.S.A., Inc., TeamStaff Insurance Services, Inc., and Employer Support Services, Inc. All material intercompany balances and transactions have been eliminated.

2. Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. The more significant estimates relate to the Company's accrued workers' compensation claims. Actual results could differ from those estimates.

3. Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash in banks and certificates of deposit with original maturities of ninety days or less to be cash equivalents. There were no cash equivalents at December 31, 1997 and 1996.


                                    11 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         Continued

4. Revenue Recognition

Revenues and expenses and the related receivables and payables are recognized during the period in which the worksite employee earns wages. The Company's client service contracts generally provide for the billing and collection of revenues prior to or concurrent with the delivery of payrolls. Ordinarily, the Company does not grant credit to its clients; however, credit is granted on a case-by-case basis at the discretion of management.

Accounts receivable consists primarily of billed receivables of approximately $430,000 and $380,000 and unbilled receivables of approximately $2,250,000 and $1,700,000 at December 31, 1997 and 1996.

5. Furniture, Fixtures and Equipment

Furniture, fixtures and equipment are stated at cost. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, principally ranging from 5-7 years.

6. Other Assets

Included in other assets and receivables is approximately $26,000 and $73,000 of advances to a shareholder and the shareholder's family at December 31, 1997 and 1996, respectively.

7. Reserves for Workers' Compensation Claims

Client employees were covered under an insurance policy with Northbrook Insurance Company (Northbrook) until August 1996, at which time the coverage was changed to a policy with American International Group (AIG). The Northbrook policy provided a specific loss limitation of $500,000 per occurrence. The AIG policy provides for a range of premium costs depending on the claims activity during the policy year and limits the aggregate claims exposure to a percentage of workers' compensation payroll.

From January 1, 1991 through July 31, 1994, all client employees were covered under fully insured policies with United States Employer Consumer Association, Inc. Self-Insured Fund (USEC), which is currently in receivership (See Note H).

Claims for workers' compensation benefits covered through the USEC, Northbrook and AIG policies, are administered by the respective workers' compensation insurers (the Insurers). The Insurers evaluate all workers' compensation claims and pay qualifying claims. The Company employs a staff of risk managers responsible for assisting the Insurers in the review and evaluation of claims.


                                   12 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE A - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -
         Continued

Reserves for workers' compensation claims represent the Company's estimated undiscounted liability for the settlement of workers' compensation claims, both reported and incurred but not reported, as of the balance sheet date. The Company's reserves are established based in part upon information provided by the Company's Insurers. Management believes that the reserves for workers' compensation claims are adequate. While management uses available information, including historical loss ratios, to estimate reserves, future adjustments may be necessary based on actual losses.

8. Income Taxes

All companies in the group are Subchapter S corporations, except for TeamStaff V, Inc. which is a C-corporation. The Company's policy is to record income tax expenses on the C-corporation financial statements based on applicable statutory rates.

The C-corporation uses the asset and liability method to account for income taxes. The objective of the asset and liability method is to establish deferred tax assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The principal temporary difference between the basis of assets and liabilities for financial reporting and tax purposes relates to reserves for workers' compensation and health insurance claims and net operating loss carryforwards. Net deferred tax assets related to such differences have been offset by a valuation allowance due to the uncertainty of their ultimate realization. Income tax expense is not presented on the statement of operations, as it is not material.

The Subchapter S corporations do not provide for income taxes in the accompanying combined financial statements because those companies' results of operations are allocated directly to their shareholders.

9. Fair Value of Financial Instruments

The carrying amounts of the Company's accounts receivable, notes receivable from shareholders, certificate of deposit, accounts payable and accrued expenses, accrued salaries, wages and payroll taxes, due from voluntary employees' beneficiary association, accrued workers' compensation and notes payable at December 31, 1997 and 1996, approximate fair value due to the short-term nature of these items.


                                    13 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE B - LIQUIDITY

During 1997 and 1996, the Company's net loss was $351,895 and $2,109,006, respectively, and at December 31, 1997 and 1996 the accumulated deficit totaled $5,446,717 and $5,094,822, respectively.

The significant reduction in the operating loss for 1997 as compared to 1996 was primarily attributable to the Company's containment of workers' compensation losses, which were achieved by the Company implementing a more aggressive approach to claim management and the change in the workers' compensation insurance carrier. Management intends to continue improving the operating results by better controlling its health insurance-related costs and increasing gross client revenues. Management believes that these steps will result in economies of scale and greater contribution to net income.

The Company has also obtained a commitment from the shareholders to indemnify the Company against any and all losses resulting from the inability of or the failure by the Company to meet its obligations. Management believes that the indemnification and the cash flow from operations will be sufficient to provide the Company with the resources to continue its operations through the current year.


NOTE C - NOTES RECEIVABLE FROM SHAREHOLDERS

The notes receivable from shareholders relate to nine notes outstanding from two shareholders. The notes have fixed interest rates ranging from 8% to 10%, payable quarterly or at the due date. All principle on these notes are due on December 31, 1998 and January 31, 1999.


NOTE D - FURNITURE, FIXTURES AND EQUIPMENT

A summary of furniture, fixtures and equipment at December 31, is as follows:

                                                       1997             1996
                                                     ---------        ---------
Computer equipment                                   $ 331,673        $ 240,020
Furniture and fixtures                                 110,224           59,590
Leasehold improvements                                  24,866           24,866
                                                     ---------        ---------
                                                       466,763          324,476
      Less accumulated depreciation                   (227,687)        (153,151)
                                                     ---------        ---------

                                                     $ 239,076        $ 171,325
                                                     =========        =========


                                    14 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE E - NOTES PAYABLE TO SHAREHOLDERS

A summary of notes payable to shareholders at December 31, is as follows:

                                                                                1997            1996
                                                                             -----------     -----------
Note payable to shareholder, dated December 27, 1996, principal due on
January 31, 1999, interest due quarterly at 10%                              $ 1,800,000     $ 1,800,000

Note payable to shareholder, dated December 27, 1996, principal due on
January 31, 1999, interest due quarterly at 10%                                  500,000         500,000

Note payable to shareholder, dated November 15, 1994, principal due on
December 31, 1998, interest due annually at 7.25%                                 50,000          50,000

Note payable to shareholder, dated July 31, 1995, principal due on
December 31, 1998, interest due quarterly at LIBOR (5.97% at December 31,
1997) plus 1%                                                                    350,000         350,000

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 8%                                    132,000         124,000

Note payable to shareholder, dated December 31, 1997, principal due on
December 31, 1998, interest due annually at 9%                                    50,000              --

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 9%                                    100,000         100,000

Note payable to shareholder, dated December 31, 1997, principal due on
December 31, 1998, interest due annually at 9%                                   100,000              --

Note payable to shareholder, dated December 29, 1993, principal due on
December 31, 1998, interest due monthly at 9%                                     65,000          65,000
                                                                             -----------     -----------
                                                                               3,147,000       2,989,000
Less current portion                                                            (847,000)       (689,000)
                                                                             -----------     -----------

                                                                             $ 2,300,000     $ 2,300,000
                                                                             ===========     ===========


                                    15 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996

NOTE F - NOTE PAYABLE


                                                                           1997
                                                                         --------
Note payable to a bank, dated August 5, 1997, principal due on August
5, 2000, interest due quarterly at LIBOR plus 1% (5.97% at December
31, 1997)                                                                $ 88,889

Less current portion                                                      (33,326)
                                                                         --------

                                                                         $ 55,563
                                                                         ========


NOTE G- EMPLOYEE BENEFIT PLANS

Voluntary Employees' Beneficiary Association

In 1996, the Company sponsored a fully insured health plan (the Plan) covering all full-time employees of its clients. The Plan's assets were held in a voluntary employees' beneficiary association trust for federal income tax purposes. The Company administered claims for benefits under the Plan. During 1996, all Plan participants were covered under traditional fully insured policies. Payments to the plan in 1996 totaled approximately $2,260,000. The Company terminated the Plan effective December 31, 1996.

401(k) Contribution Plan

In 1996, the Company established a deferred compensation plan (the "Plan") under
Section 401(a)(g) of the Internal Revenue Code. Generally, any employee of the Company, including those leased to clients, is eligible to participate in the Plan upon completion of a year of service and after attaining the age of 21 years. At its discretion, the Company may make matching contributions to the Plan. Generally, employees become partially vested in Company contributions after 2 years of service and are fully vested after 6 years of service. In 1997 and 1996, approximately $190,000 and $54,000, respectively, were contributed by the Company to the Plan.


                                    16 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE H - COMMITMENTS AND CONTINGENCIES

Pledged Certificate of Deposit

As security under the Northbrook insurance policy described previously, the Company had pledged a certificate of deposit of $900,000 to Northbrook as of December 31, 1996. During 1997, this certificate was transferred to Northbrook to use for claim payments, resulting in a $258,703 deposit balance at December 31, 1997. In addition, as required under the Northbrook policy, the Company also maintains a $75,000 deposit with the insurer, which is used to fund all claims.

Workers' Compensation Claim

The Company has a contingent liability for a potential assessment from a former worker's compensation insurer, which is currently in receivership. The Company used the insurer for policy years prior to 1994. The Company is a member of the insured group and has been given an assessment of $1.1 million for its portion of the $38 million assessed to the group. The Company is currently in litigation for this assessment and management, after consultation with legal counsel, has recorded approximately $400,000 of reserves for this claim. In the event that other parties of the group are unable to satisfy their assessments, additional assessments could be given to the Company.

Operating Leases

The Company has various operating lease agreements for their offices and equipment. Future minimum lease payments required under these operating leases for the years ended December 31, are as follows:

1998                                                                     $68,539
1999                                                                      24,674
2000                                                                      13,699
2001                                                                      11,176
Thereafter                                                                 6,519

The leases provide for payment of taxes and other expenses by the Company. Rent expense was approximately $168,000 and $164,000 for the years ended December 31, 1997 and 1996, respectively.


                                    17 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE H - COMMITMENTS AND CONTINGENCIES - Continued

Legal Proceedings

Various legal actions and proceedings are pending or threatened against the Company and include suits relating to its professional employer services. While the final outcome of these matters cannot be predicted at this time and many of them may take a number of years to resolve, management believes, after consultations with counsel, that these proceedings are subject to meritorious defenses, are covered by insurance, or, if not so covered, any ultimate liability will not have a material adverse effect on the financial position, results of operations, or liquidity of the Company.


NOTE I - CAPITAL STOCK

Preferred and common stock balances consist of the following at December 31, 1997 and 1996:

                                                                             Preferred       Common
                                                                               Stock          Stock
                                                                               -----          -----
THE TEAMSTAFF COMPANIES, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 29,000 shares.                                                     $    --        $29,000

EMPLOYER SUPPORT SERVICES, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 3,800 shares.                                                           --          3,800

TEAMSTAFF II, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100

TEAMSTAFF III, INC.

Common stock - authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100

TEAMSTAFF IV, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                             --            100



                                    18 of 42

               TeamStaff Companies, Inc. and Affiliated Companies
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE I - CAPITAL STOCK - Continued

                                                                            Preferred       Common
                                                                              Stock          Stock
                                                                            ----------    ----------
TEAMSTAFF V, INC.

Preferred stock - 8% cumulative - $1,000 par value; authorized, 10,000
shares; issued and outstanding 1,800 shares.                               1,800,000            --

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                           --           100

TEAMSTAFF INSURANCE, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 100 shares.                                                           --           100

TEAMSTAFF U.S.A., INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 3,800 shares.                                                         --         3,800

TEAMSTAFF, INC.

Common stock - Authorized 10,000 shares of $1.00 par value; issued and
outstanding 9,700 shares.                                                         --         9,700
                                                                          ----------    ----------

                                                                          $1,800,000    $   46,800
                                                                          ==========    ==========

All companies have authorized 10,000 shares of $1.00 preferred stock; with the exception of those issued above, no shares are issued and outstanding.


NOTE J - RELATED PARTY TRANSACTION

In 1996, a shareholder gave the Company $1,800,000 in exchange for 10,000 shares of preferred stock in TeamStaff V, Inc. TeamStaff V., Inc. then loaned the $1,800,000 to the shareholder (resulting in the $1,800,000 long-term note receivable) who in turn loaned the $1,800,000 to TeamStaff, Inc. (resulting in the $1,800,000 note payable). The interest rates on the note receivable and note payable are identical.


                                    19 of 42

NOTE K - INCOME TAXES (UNAUDITED)

The Company has been acquired in a business combination accounted for as a purchase. Upon completion of this transaction, the S corporations included in the Company become subject to corporate income taxes. The acquirer recognized deferred tax benefit for cumulative temporary differences between financial and tax reporting as of the date of the acquisition. If the acquisition had occurred at December 31, 1997, a deferred tax benefit would have been approximately $400,000, which principally relates to the reserves for workers' compensation claims. Additionally, pro forma tax expense is not presented as the benefit derived from each year's loss would have been offset by a corresponding increase in a valuation allowance against the benefit.

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